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PROXY                                                               EXHIBIT 99.2

                            ENCORE ORTHOPEDICS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned hereby appoints Nick Cindrich and Harry L. Zimmerman, and each of them, as Proxies, each with the power to appoint a substitute, and hereby authorizes both or either of them to represent and to vote, as designated below, all the shares of common stock or preferred stock of Encore Orthopedics, Inc. held of record by the undersigned on February 14, 1997, at the special meeting of shareholders to be held on March 25, 1997, or any adjournment thereof.


(1) PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF MERGER dated as of November 12, 1996, among Healthcare Acquisition Corp., Healthcare Acquisition, Inc. and Encore Orthopedics, Inc. (Check applicable box.)

                [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

(2) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR approval of the Agreement and Plan of Merger.

  PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED PREPAID
                                   ENVELOPE.

           (Continued and to be signed and dated on the reverse side)

                        (Continued from the other side)

PROXY -- SOLICITED BY THE BOARD OF DIRECTORS

     Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in the full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

                                                 -------------------------------
                                                 Signature

                                                 -------------------------------
                                                 Signature if held jointly

                                                 Dated:                   , 1997
                                                       -------------------


Please mark, sign, date and return this proxy card promptly using the enclosed envelope which requires no postage if mailed in the United States.